UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

Pacific Capital Bancorp

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1021 Anacapa Street, Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation

(a)	On June 10, 2005, Pacific Capital Bancorp (the “Corporation”) corrected certain minor typographical errors contained in the Certificate of Restatement of Articles of Incorporation of Pacific Capital Bancorp, filed with the California Secretary of State on January 28, 1999 (the “Original Certificate”), by filing a Certificate of Correction of Articles of Incorporation of Pacific Capital Bancorp (the “Correction Certificate”) with the California Secretary of State. A copy of the Correction Certificate is attached hereto as Exhibit 3(i)(a).

(b)	On June 10, 2005, the Corporation filed with the California Secretary of State a Certificate of Restatement of Articles of Incorporation of Pacific Capital Bancorp (the “Restated Certificate”). The Restated Certificate, attached hereto as Exhibit 3(i)(b), incorporated the revisions to the minor typographical errors contained in the Original Certificate, and corrected with the Correction Certificate.

Item 9.01. Financial Statements and Exhibits

The following documents are filed as exhibits to this Current Report on Form 8-K:

3(i)(a)	Certificate of Correction of Articles of Incorporation of Pacific Capital Bancorp

3(i)(b)	Certificate of Restatement of Articles of Incorporation of Pacific Capital Bancorp

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC CAPITAL BANCORP

Date: June 14, 2005	/s/ Donald Lafler
Donald Lafler
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3(i)(a)	Certificate of Correction of Articles of Incorporation of Pacific Capital Bancorp

3(i)(b)	Certificate of Restatement of Articles of Incorporation of Pacific Capital Bancorp